Crown Partners, Inc. Announces Board of Directors and Management Team

LAS VEGAS, March 19 -- Crown Partners, Inc. (OTC Bulletin Board: CRWP - News) announces today its Board of Directors and management team in an effort to correct erroneous information concerning the Company’s management. The Board of Directors consists of Dr. Sadegh Salmassi, who acts as Chairman of the Board, joined by fellow directors Steven Onoue and Arnulfo Saucedo. Mr. Saucedo is also CEO of the Company. Montse Zaman is Secretary and CFO. The Company has also appointed Ken Bosket as Executive Vice President. The Company is also announcing that its corporate office is located at 9680 West Tropicana Ave., Suite 117, Las Vegas, Nevada 89147.

Crown Partners, Inc.

9680 W. Tropicana Ave. Ste. 117
Las Vegas NV 89147
702-448-1543
877-854-6797
702-943-0817 Fax

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the fo